UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2016

Date of Report (Date of earliest event reported)

ENERGY TRANSFER CORP LP

(Exact name of Registrant as specified in its charter)

Delaware	001-37812	47-4466462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 29, 2016, Energy Transfer Equity, L.P. (“ETE” or the “Partnership”) terminated the Agreement and Plan of Merger dated as of September 28, 2015 (the “Merger Agreement”), among Energy Transfer Corp LP, a Delaware limited partnership (“ETC”), Energy Transfer Corp GP, LLC, a Delaware limited liability company and the general partner of ETC, the Partnership, LE GP, LLC, a Delaware limited liability company and the general partner of the Partnership, Energy Transfer Equity GP, LLC, a Delaware limited liability company, and The Williams Companies, Inc., a Delaware corporation (“WMB” or “Williams”).

As previously disclosed by the Partnership in its Current Report on Form 8-K disclosing entry into the Merger Agreement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2015, the Merger Agreement provided that WMB would be merged with and into ETC (the “Merger”), with ETC surviving the Merger. The Merger Agreement provided, among other things, that at the effective time of the Merger, each issued and outstanding share of common stock of WMB (other than WMB shares held by WMB, subsidiaries of WMB, ETC and its affiliates and shares for which the holder thereof has perfected appraisal rights under Delaware law) would be cancelled and automatically converted into the right to receive, at the election of each holder and subject to proration as set forth in the Merger Agreement (i) $8.00 in cash and 1.5274 common units representing limited partner interests in ETC (“ETC common shares”); (ii) 1.8716 ETC common shares; or (iii) $43.50 in cash.

The Merger Agreement also provided that immediately following the effective time of the Merger, ETC, as the surviving entity in the Merger, would contribute to ETE all of the assets and liabilities of WMB in exchange for the issuance by ETE to ETC of a number of ETE Class E common units equal to the number of ETC common shares issued to the WMB stockholders in the Merger and to ETE (the “Contribution,” and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the Transactions, ETE would subscribe for a number of ETC common shares at the transaction price, in exchange for the amount of cash needed by ETC to fund the cash portion of the merger consideration, and, as a result, would own approximately 19% of the outstanding ETC common shares immediately after the effective time of the Merger.

Completion of the Merger was subject to satisfaction or waiver of a condition that ETC and WMB receive a tax opinion from Latham & Watkins LLP (“Latham”) to the effect that the Contribution should qualify as an exchange to which Section 721(a) of the Internal Revenue Code applies (the “721 Opinion”), and each of ETE and WMB had the right, subject to limited exceptions, to terminate the Merger Agreement if completion of the Merger had not occurred by June 28, 2016 (the “Outside Date”).

As initially disclosed on April 18, 2016, Latham had advised ETE that it would not be able to deliver the 721 Opinion were the opinion requested as of such date, and has since reaffirmed its inability to deliver the 721 Opinion on multiple occasions. On May 13, 2016, Williams filed a lawsuit against ETE in the Delaware Court of Chancery seeking, among other remedies, a declaratory judgment and injunction preventing ETE from terminating or otherwise avoiding its obligations under the Merger Agreement due to any failure of Latham to deliver the 721 Opinion to ETC and Williams. ETE filed its affirmative defenses and counterclaim and sought, among other things, a declaratory judgment that, in the event Latham failed to deliver the 721 Opinion prior to the Outside Date, ETE would be entitled to terminate the Merger Agreement without liability due to the failure of a closing condition. ETE also asserted that Williams breached the Merger Agreement, including due to its board of directors modifying or qualifying its approval and recommendation of the Merger in addition to other breaches. If ETE prevails on its claim related to the modification or qualification of the board’s recommendation, Williams would owe ETE a termination fee of $1.48 billion.

On Friday, June 24, 2016, the Delaware Court of Chancery issued an opinion finding that ETE was contractually entitled to terminate the Merger Agreement with Williams in the event Latham were unable to deliver the 721 Opinion on or prior to the Outside Date. Latham advised ETE that it was unable to deliver the 721 Opinion as of the Outside Date. Consistent with its rights and obligations under the Merger Agreement, ETE subsequently provided written notice terminating the Merger Agreement due to the failure of conditions under the Merger Agreement, including Latham’s inability to deliver the 721 Opinion, as well as the other bases detailed in ETE’s filings in the Delaware lawsuit referenced above.

Williams has appealed the decision by the Delaware Court of Chancery to the Delaware Supreme Court.

Item 7.01	Regulation FD.

On June 29, 2016, ETE issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K (including the related exhibits) is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Energy Transfer Equity, L.P. Press Release dated June 29, 2016.

Forward-looking Statements

This communication may contain forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the termination of the merger agreement between the Partnership and Williams and the ultimate outcome of any litigation between the Partnership and Williams with respect thereto. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks detailed from time to time in the Partnership’s, ETP’s, SXL’s, and SUN’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in the documents that the Partnership, ETP, SXL and SUN file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of the pending litigation between the Partnership and Williams; (2) the reaction of ETE’s unitholders, customers, employees and counterparties to the termination of the merger agreement; (3) diversion of management time on transaction-related and litigation-related issues; (4) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of the Partnership’s common units; and (5) the ability to maintain the Partnership’s, ETP’s, SXL’s and SUN’s current credit ratings. All forward-looking statements attributable to the Partnership or any person acting on the Partnership’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Partnership does not undertake any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Corp LP

	By:	Energy Transfer Corp GP, LLC,
its general partner

Date: June 29, 2016	By:	/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Energy Transfer Equity, L.P. Press Release dated June 29, 2016.